016570| 003590|127C|RESTRICTED||4|057-423

BOND SERIES NAME
ISSUE DATE: CCYY/MM/DD
BASIS POINTS: +75

MATURITY DATE: CCYY/MM/DD
ACCOUNT NUMBER: C9999999999
PAYMENT AMT. AT MATURITY: $XXXXXXX.XX

Certificate Number
WWWW00000001

State of Israel
Ministry of Finance

STATE OF ISRAEL

Dollars
600620****
600620**
****600620****
*****600620***
******600620**

THIS CERTIFIES THAT (hereinafter called the "owner")

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of the Principal Sum of

***SIX HUNDRED THOUSAND
SIX HUNDRED AND TWENTY***

State of Israel (hereinafter called the "State"), for value received, hereby promises to pay the owner, on the maturity date, the sum detailed on this certificate, in such coin or currency as at the time of payment is legal tender for the payment therein of public and private debts. Terms used herein, unless otherwise defined, shall have the meaning given them under the Master Fiscal Agency Agreement, dated February 3, 2010, and any amendments thereto, between the State and Computershare Inc. and its fully owned subsidiary Computershare Trust Company, N.A., as Fiscal Agent and any Supplement(s) thereto (the "Fiscal Agency Agreement").

The State also promises to pay interest on the principal sum of the Bond as follows:

In the event the date of any payment hereunder, for interest, redemption or maturity, is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

Interest will be computed in accordance with the terms of the Supplement to the Fiscal Agency Agreement relating to these Bonds, as in effect at the time these Bonds were issued.

Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The Bond shall not become valid or obligatory for any purpose unless and until this Bond has been countersigned for authentication by the Fiscal Agent. No representation shall be implied from such countersignature other than the representation that the Fiscal Agent has not countersigned Bonds in excess of the aggregate principal amount and Bonds delivered in substitution therefor or in replacement thereof as provided in the Fiscal Agency Agreement.

This Bond shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the State of Israel has caused this Bond to be executed with the facsimile signatures of the Prime Minister and the Minister of Finance of the State or of the Chief Fiscal Officer for the Western Hemisphere of the Ministry of Finance and the Deputy Fiscal Officer for the Western Hemisphere of the Ministry of Finance, said signatures being duly authorized, and to bar the facsimile Emblem of the State of Israel, as of the Issue Date hereof.

Prime Minister

Minister of Finance

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
FISCAL AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

1234567

State of Israel
Ministry of Finance
PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Amount	600620

Certificate Numbers	**Num/No.**	**Denom.**	**Total**
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

STATE OF ISRAEL

This Bond is one of a duly authorized issue of Bonds of the State. The Bonds of this issue are issued in the form hereof.

Payment of the principal of and interest on this Bond shall be made at the principal corporate trust office of the Fiscal Agent in Canton, Massachusetts; *provided, however*, that, at the option of the State, principal and interest may be paid by check mailed to the address of the person entitled thereto as such address shall appear in the Bond Register. Payments may also be made by electronic transfer or other means agreed by the holder of the Bond.

If any amounts due, whether on any Interest Payment Date or at maturity, and whether of principal or of interest, shall remain unclaimed at the end of six months after such monies shall have become due and payable in accordance with the terms and conditions of this Bond, then the State may make such amounts payable at the principal office of the Chief Fiscal Officer of the Ministry of Finance of the State of Israel for the Western Hemisphere in New York, New York, in substitution of said agency of the State.

The State has entered into a Master Fiscal Agency Agreement, dated as of February 3, 2010, as thereafter amended, and a Supplement thereto relating to every bond issue (together, the "Fiscal Agency Agreement") between the State and Computershare Trust Company, N.A., Computershare Inc. and Computershare Trust Company of Canada (said bank, or its successor, as such fiscal agent, being herein referred to as the "Fiscal Agent"). A copy of the Fiscal Agency Agreement is on file and available for inspection at the principal corporate trust office of the Fiscal Agent in Canton, Massachusetts. Reference is hereby made to the Fiscal Agency Agreement for additional terms related to the Bonds, a description of the rights and limitations on the rights of the owners of the Bonds and of the responsibilities and limitations of the responsibilities of the Fiscal Agent.

Bonds shall be issuable to any person or entity except to the extent otherwise provided in the Supplement to the Fiscal Agency Agreement relating to these Bonds.

This Bond is the direct, unconditional, general obligation of the State, and the State pledges its full faith and credit for the due and punctual payment of principal and interest, as herein provided, and for the due and timely performance of all obligations of the State hereunder and under the Fiscal Agency Agreement.

This Bond is non-transferable and non-assignable, except as set forth in the Fiscal Agency Agreement.

This Bond is eligible for repurchase by the State, at the election of the State, subject to and in accordance with the terms provided for in the Fiscal Agency Agreement. This Bond may also be eligible for repurchase at the request of the Bondholder, if so provided in the Fiscal Agency Agreement and subject to the limitations therein.

The State and the Fiscal Agent may deem and treat the registered owner as the absolute owner of this Bond for the purpose of receiving payment hereof and interest hereon or on account hereof, and for all purposes, whether or not this Bond shall be overdue and for all other purposes, and neither the State nor the Fiscal Agent shall be affected by any notice to the contrary.

The State hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened, before the creation and issuance of the Bonds, to constitute the same valid, legal and binding obligations of the State in accordance with their terms, have been done and performed and have happened in due and strict compliance with the law of the State.

This Bond is non-transferable and non-assignable except in the special instances referred to in this Bond and subject to the terms and conditions of this Bond and of the Fiscal Agency Agreement.

Interest on this Bond shall cease to accrue on or after its maturity date.

The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.